Exhibit 99

NEWS RELEASE

For Immediate Release

March 31, 2004

For Further Information Contact:

Charles Hageboeck, Executive Vice President & CFO

(304) 769-1102

City Holding Company Increases Dividend

On Common Shares

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ: CHCO), a $2.2 billion bank holding company headquartered in Charleston, today declared a dividend of 22 cents per common share for shareholders of record as of April 15, 2004. The dividend is payable on April 30, 2004. The dividend represents a 10% increase from the 20 cents per share cash dividend paid in the first quarter of 2004 and follows a 33% increase in the cash dividend, from 15 cents per common share to 20 cents, approved by the board in April 2003.

“I am very pleased with the Board’s decision to once again increase the quarterly cash dividend” stated Jerry Francis, Chairman, President and CEO. “This increase reaffirms the Company’s commitment of returning value to its stockholders. The decision to increase the dividend to 88 cents on an annualized basis is based on the Company’s current strong capital and liquidity position, our outstanding financial performance during 2003, and our confidence in the Company’s ability to sustain this performance.”

City Holding Company is the parent company of City National Bank of West Virginia. In addition to the Bank, City National Bank operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services. The Company’s stock is traded on the NASDAQ National Market System under the quotation symbol “CHCO”.

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality, or conversely, the Company may incur less, or even negative, loan loss provision due to positive credit quality trends in the future; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on its retained interests in securitized mortgages or previously securitized loans causing the yields on these assets to decline; (4) the Company may not realize the expected cash payments that it is presently accruing from its retained interests in securitized mortgages or its previously securitized loans; (5) the Company could have adverse legal actions of a material nature; (6) the Company may face competitive loss of customers associated with its efforts to increase fee-based revenues; (7) the Company may be unable to manage its expense levels; (8) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (9) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.